Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-3
(Form Type)

THE YORK WATER COMPANY
(Exact Name of Registrant as Specified in its Charter)

Table 1: Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Equity	Common Stock, no par value	415(a)(6)	(1)		(2)	(2)	(2)	S-3	333-234587	November 28, 2019	$877.91
Equity	Common Stock, no par value	415(a)(6)	(1)		(2)	(2)	(2)	S-3	333-213942	November 16, 2016	$1,157.41
Total Offering Amounts					(2)		(2)
Total Fees Previously Paid							N/A
Total Fee Offsets							N/A
Net Fee Due							—

(1)
Represents an aggregate of 365,975 shares of the Registrant’s Common Stock, no par value (the “Common Stock”), that are authorized for issuance under The York Water Company Dividend Reimbursement and Direct Stock Purchase and Sale Plan (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the Plan, which provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 415(a)(6) of the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement are 365,975 unsold shares of Common Stock previously registered for sale on the Registrant’s previously filed and effective registration statements on (i) Form S‑3 for the Dividend Reinvestment and Direct Stock Purchase and Sale Plan (File No. 333-234587), initially filed on November 8, 2019 and declared effective on November 18, 2019 (the “Prior Registration Statement”), and (ii) Form S-3 for the Dividend Reinvestment and Direct Stock Purchase and Sale Plan (File No. 333-213942) initially filed on October 3, 2016 and declared effective on November 16, 2016.  Accordingly, there is no registration fee due in connection with these previously registered securities.  If the Registrant sells any securities pursuant to the Prior Registration Statement after the date hereof and prior to the date of effectiveness of this registration statement, the Registrant will file a pre-effective amendment to this registration statement to update the amount of unsold securities from the Prior Registration Statement to be included on this registration statement pursuant to Rule 415(a)(6).  Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effectiveness of this registration statement.